UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2017

Rich Cigars, Inc.

(Exact name of Registrant as specified in its charter)

Florida	333-199452	46-3289369
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 SW 103rd Street, Ocala, Florida 34476

(Address of Principal Executive Offices)

(305) 998-1973

(Registrant's Telephone Number, Including Area Code)

___________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On January 12, 2017, Rich Cigars, Inc. made a press release announcing Rich Cigars Debuts Trading Under RCGR Entering Highly Profitable Tobacco Market With Luxury Brand.  The text of the press release is attached hereto as Exhibit 99.1.

On January 20, 2017, Rich Cigars, Inc. made a press release announcing RICH Cigars Begins Expansion of Wholesale and Retail State Distribution.  The text of the press release is attached hereto as Exhibit 99.2.

On February 17, 2017, Rich Cigars, Inc. made a press release announcing RICH Cigars Set to Vend and Host Events at NBA All-Star Weekend.  The text of the press release is attached hereto as Exhibit 99.3.

On February 17, 2017, Rich Cigars, Inc. made a press release announcing RICH Cigars Will Host All-Star Weekend Festivities and Vend Legendary Private Party.  The text of the press release is attached hereto as Exhibit 99.4.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

                (d)  Exhibits.  The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601of Regulation S-K.

Exhibit No.	Description
99.1	Press Release dated January 12, 2017
99.2	Press Release dated January 20, 2017
99.3	Press Release dated February 17, 2017
99.4	Press Release dated February 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICH CIGARS, INC.

Date: March 28, 2017

By: /s/ Richard Davis

____________________________________

Richard Davis,

Chief Executive Officer